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                                                                  EXHIBIT 10.11


                              RABBI TRUST AGREEMENT


          CONOCO INC., formerly Conoco Energy Company (the "Company"), and U.S. TRUST COMPANY, NATIONAL ASSOCIATION (the "Trustee") have as of December 17, 1999 (the "Effective Date"), entered into this grantor trust agreement ("Trust Agreement"), established under the Company's nonqualified deferred compensation plans included in the list set forth in Exhibit A attached hereto (the "Plan" or "Plans"), as herein set forth.

          WHEREAS, the Company and/or one or more of the Company's affiliates have adopted certain nonqualified deferred compensation Plans; and

          WHEREAS, the Company and/or one or more of the Company's affiliates have incurred or expect to incur liability under the terms of such Plans with respect to the individuals participating in such Plans ("Participants"); and

          WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to the Participants and their beneficiaries in such manner and at such times as specified in the Plans; and

          WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of each Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), an unfunded excess benefit plan, or a plan not subject to ERISA; and

          WHEREAS, it is the intention of the Company to make contributions to the Trust to provide a source of funds to assist it in the meeting of Liabilities under the Plans;

          NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     1.   ESTABLISHMENT OF TRUST:

          (a) The Company hereby deposits with Trustee in trust $2 million, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

          (b) The Trust hereby established is revocable by the Company. It shall become irrevocable automatically upon the occurrence of a Change of Control. Upon the occurrence of a Change of Control or a Potential Change of Control, the Company shall promptly give written notice thereof to the Trustee.


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          (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

          (d) The principal of the Trust, and any earnings thereon (the "Trust Fund"), shall be held separate and apart from the Company's other funds and shall be used exclusively for the uses and purposes of Participants and the Company's general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event the Company is Insolvent, as defined in Section 3(a) herein.

          (e) Prior to a Change of Control, the Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Prior to a Change of Control, neither the Trustee nor any Participant or beneficiary shall have any right or duty to compel such additional deposits or determine the sufficiency thereof.

          (f) Within 30 days following the end of each calendar year, the Company shall provide the Trustee with a written statement of all Liabilities as of the close of such calendar year, together with supporting calculations. Upon a Change of Control, the Company shall, as soon as practicable, but in no event later than the effective date of the Change of Control, (i) make an irrevocable contribution to the Trust in an amount equal to at least 100% of the Liabilities as determined by the Company in good faith in accordance with the methodology specified in Exhibit B as of the date on which the Change of Control occurred, plus the projected administrative expenses of the Trust for the one-year period following such funding, and (ii) provide the Trustee a written statement of such Liabilities and projected expenses, together with supporting calculations.

          (g) Within 30 days following the end of each calendar year ending after the Trust has become irrevocable pursuant to Section 1(b) hereof, the Company shall (i) irrevocably deposit cash, or other property acceptable to the Trustee, with the Trustee in an amount, when added to the assets then held by the Trustee, adequate to satisfy all Liabilities as of the close of such calendar year, as determined by the Company in good faith in accordance with the methodology specified in Exhibit B plus the projected administrative expenses of the Trust for the following calendar year, and
     (ii) provide the Trustee a written statement of such Liabilities and projected expenses, together with supporting calculations.


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          (h) The Company shall at all times ensure that the Plans and this
     Trust each shall have characteristics supporting a determination that they are not subject to ERISA, or are arrangements constituting unfunded plans maintained for the purpose of providing deferred compensation to a select group of management or highly compensated employees for purposes of Title I of ERISA.

     2.   PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES:

          (a) Annually, prior to a Change of Control, the Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, that indicates the form in which amounts are to be paid (as provided for or available under the appropriate Plan), and that indicates the time of commencement for payment of such amounts. Except as otherwise provided in Section 2(e) hereof or elsewhere herein, Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule. The Company shall provide in writing to the Trustee any and all information the Trustee reasonably believes necessary for the Trustee or its agent to make any determination as to payments to Participants, tax reporting, tax withholding or otherwise not less than 30 calendar days prior to the time the payments must be made. Within 20 days after a Change of Control, the Company shall deliver to the Trustee a then current Payment Schedule of benefits due under the Plans. Thereafter, the Trustee shall pay benefits due in accordance with such Payment Schedule. After a Change of Control, the Company shall continue to make the determination of benefits due to Participants or their beneficiaries and shall provide the Trustee with an updated Payment Schedule whenever appropriate; provided, however, that Participants or their beneficiaries may make application to the Trustee for an independent decision as to the amount or form of their benefits due under the Plans. In making any determination required or permitted to be made by the Trustee under this Section 2, the Trustee shall, in each such case, reach its own independent determination, in its absolute and sole discretion, as to the Participant's or beneficiary's entitlement to a payment hereunder. In making its determination, the Trustee may consult with and make such inquiries of such persons, including the Participant or beneficiary, the Company, legal counsel, actuaries or other persons, as the Trustee may reasonably deem necessary. Any reasonable costs incurred by the Trustee in arriving at its determination shall be reimbursed by the Company and, to the extent not paid by the Company within a reasonable time, shall be charged to the Trust. The Company waives any right to contest any amount paid over by the Trustee hereunder pursuant to a good faith determination made by the Trustee, notwithstanding any claim by or on behalf of the Company (absent a manifest abuse of discretion by the Trustee) that such payments should not be made or should not have been made.

          (b) The Trustee agrees that it will not itself institute any action at law or at equity, whether in the nature of an accounting, interpleading action, request


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     for a declaratory judgment or otherwise, requesting a court or administrative or quasi-judicial body to make the determination required to be made by the Trustee under this Section 2 in the place and stead of the Trustee. The Trustee shall institute, and vigorously pursue, an action to collect a contribution due the Trust following a Change of Control or in the event that the Trust should ever experience a shortfall in the amount of assets necessary to make payments pursuant to the terms of the Payment Schedule following a Change of Control.

          (c) The Trustee shall make provision for the reporting and withholding of any federal taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of a Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company. The Trustee shall make provision for the reporting and withholding of any state or local taxes that may be required with respect to the payment of benefits only as directed by the Company.

          (d) The Company shall, from time to time, pay taxes of any and all kinds whatsoever that at any time are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof or any security transaction pertaining thereto. To the extent that any taxes lawfully levied or assessed upon the Trust Fund are not paid by the Company, the Trustee shall have the power to pay such taxes out of the Trust Fund and shall seek reimbursement from the Company. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority as it shall deem necessary. The Trustee shall contest the validity of taxes in any manner deemed appropriate by the Company or its counsel, but at the Company's expense, and only if it has received an indemnity bond or other security satisfactory to it to pay any such expenses. The Trustee shall not be liable for any nonpayment of tax when it distributes an interest hereunder on directions from the Company.

          (e) The Company may make payment of benefits directly to Participants or their beneficiaries as they become due under the terms of the relevant Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries and the Trustee's obligation to make payments under the Payment Schedule provided pursuant to Section 2(a) shall be modified accordingly. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Payment Schedule, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company in the event that principal and earnings are not sufficient (in addition to instituting and pursuing a collection action as described in Section 2(b), if applicable).

          (f) Notwithstanding anything contained in this Trust Agreement to the contrary, if at any time the Trust is finally determined by the Internal Revenue


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     Service (the "IRS") not to be a "grantor trust" with the result that the income of the Trust Fund is not treated as income of the Company pursuant to Sections 671 through 679 of the Code, or if a tax is finally determined by the IRS to be payable by one or more Participants or beneficiaries with respect to any interest in the Plan or the Trust Fund prior to payment of such interest to such Participant or beneficiary, then the Trust shall automatically terminate 90 days following such final determination unless the Trustee has been provided written notice of the Company's, Participant's or beneficiary's intent to appeal such determination in which event the Trust shall automatically terminate 90 days following the determination of the IRS becoming final on appeal. Upon termination, the Trustee shall immediately distribute such interest in a lump sum to each Participant or beneficiary entitled thereto regardless of whether such Participant's employment has terminated and regardless of the form and time of payments specified in or pursuant to the relevant Plan as directed by the Company. Any remaining assets (less any expenses or costs due under Sections 9 and 13 of this Trust Agreement) shall then be paid by the Trustee to the Company in such amounts and in the manner instructed by the Company.

     3.   TRUSTEE RESPONSIBILITY REGARDING PAYMENTS WHEN THE COMPANY IS
INSOLVENT:

          (a) The Trustee shall cease payment of benefits to Participants and their beneficiaries if the Company is "Insolvent." The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

          (b) At all times during the continuance of this Trust, as provided in
     Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

               (i) Each member of the Board of Directors acting in such capacity shall have the duty to inform the Trustee in writing of the Company's Insolvency; provided, however, such duty shall exist only if the Trustee has actual knowledge of the Company's Insolvency, or has received notice from a member of the Board of Directors or a person claiming to be a creditor alleging that the Company is Insolvent. If a person claiming to be a creditor of the Company notifies the Trustee that the Company has become Insolvent, the Trustee shall provide the Board of Directors with a copy of such writing, and absent the Company's provision of an independent expert's opinion satisfactory to the Trustee that the Company is not Insolvent, the Trustee shall discontinue payment of benefits to Participants or their beneficiaries.


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               (ii) Unless the Trustee has actual knowledge of the Company's
          Insolvency, or has received notice from a member of the Board of Directors or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent.

               (iii) If at any time the Trustee has received a written notice containing information or allegations described in Section 3(b)(i) that the Company is Insolvent, the Trustee shall discontinue payments to Participants and their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

               (iv) The Trustee shall resume the payment of benefits to Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after it has been demonstrated to the Trustee's satisfaction that the Company is not Insolvent (or is no longer Insolvent).

          (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants and their beneficiaries under the terms of the Plans for the period of such discontinuance plus, in each case, interest on any delayed payment at the annual percentage rate which is three percentage points above the interest rate shown as the Prime Rate in the Money Rates column in the then most recently published edition of The Wall Street Journal (Southwest Edition), or, if such rate is not then so published on at least a weekly basis, the interest rate announced by Chase Bank Texas, N.A. (or its successor), from time to time, as its "Base Rate" (or prime lending rate), from the date those amounts were required to have been paid until those amounts are finally and fully paid; provided, however, that in no event shall the amount of interest contracted for, charged or received hereunder exceed the maximum non-usurious amount of interest allowed by applicable law, less the aggregate amount of any payments made to Participants and their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     4.   PAYMENTS TO THE COMPANY:

          Except as provided in Sections 3, 8, 9 and 13 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the


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Trust assets before all payments of benefits have been made to Participants and their beneficiaries pursuant to the terms of the Plans.

     5.   INVESTMENT AUTHORITY:

          The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein, and all rights associated with assets of the Trust shall be exercised by the Trustee and shall in no event be exercisable by or rest with Participants. The Trustee shall have full power and authority to invest and reinvest the Trust Fund in any investment permitted by law, subject to any investment guidelines provided in Exhibit C hereto and any amendment to such Exhibit, exercising the judgment and care that persons of prudence, discretion and intelligence would exercise under the circumstances then prevailing considering the probable income and safety of their capital, including, without limiting the generality of the foregoing, the power:

          (a) To invest and reinvest the Trust Fund, together with the income therefrom, in common stock, preferred stock, mutual funds, bonds, mortgages, notes, time certificates of deposit, commercial paper and other evidences of indebtedness (including those issued by the Trustee or any of its affiliates), other securities, policies of life insurance, annuity contracts, options to buy or sell securities or other assets, and other property of any kind (personal, real or mixed, and tangible or intangible);

          (b) To deposit or invest all or any part of the assets of the Trust Fund in savings accounts or certificates of deposit or other deposits which bear a reasonable interest rate in a bank, including the commercial department of the Trustee, if such bank is supervised by the United States or any state;

          (c) To hold, manage, improve and control all property, real or personal, forming part of the Trust Fund and to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time in such manner for such consideration and upon such terms and conditions as the Trustee shall determine;

          (d) To have, respecting securities, all the rights, powers and privileges of an owner, including the power to give proxies, pay assessments and other sums deemed by the Trustee to be necessary for the protection of the Trust Fund, to vote any corporate stock either in person or by proxy, with or without power of substitution for any purpose; to participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations and, in connection therewith, to deposit securities with and transfer title to any protective or other committee under such terms as the Trustee may deem advisable; to exercise or sell stock subscriptions or conversion rights; and regardless of any limitation elsewhere in this document relative to investment by the Trustee, to accept and retain as an investment any securities or other property received through the exercise of any of the foregoing powers;


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          (e) To hold in cash, without liability for interest, such portion of the Trust Fund which, in its discretion, shall be reasonable under the circumstances, pending investments or payments of expenses or the distribution of benefits;

          (f) To take such actions as may be necessary or desirable to protect the Trust Fund from loss due to the default on mortgages held in the Trust, including the appointment of agents or trustees in such other jurisdictions as the Trustee may deem desirable, to transfer property to such agents or trustees, to grant such powers as are necessary or desirable to protect the Trust or its assets, to direct such agents or trustees, or to delegate such power to direct and to remove such agents or trustees;

          (g) To employ such agents, including investment advisors, custodians, sub-custodians and counsel as may be reasonably necessary, and to pay them reasonable compensation, to settle, compromise or abandon all claims and demands in favor of or against the Trust assets;

          (h) To cause title to property of the Trust to be issued, held or registered in the individual name of the Trustee or in the name of its nominee(s) or agents, or in such form that title will pass by delivery;

          (i) To exercise all of the further rights, powers, options and privileges granted, provided for or vested in trustees generally under the laws of the State of California, so that powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

          (j) To borrow money from any source (including the Trustee) and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any Trust assets as security;

          (k) To lend certificates representing stocks, bonds or other securities to any brokerage or other firm selected by the Trustee;

          (l) To institute, compromise and defend actions and proceedings, to pay or contest any claim, to settle a claim by or against the Trustee by compromise, arbitration or otherwise to release, in whole or in part, any claim belonging to the Trust to the extent that the claim is uncollectible;

          (m) To use securities, depositories or custodians and to allow such securities as may be held by a depository or custodian to be registered in the name of such depository or its nominee or in the name of such custodian or its nominee;

          (n) To invest the Trust Fund from time to time in one or more investment funds registered under the Investment Company Act of 1940 (including companies with respect to which the Trustee or an affiliate is the investment adviser or provides other services);


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          (o) To delegate its investment responsibility, in its sole discretion, to an investment manager who may be an affiliate of the Trustee. In the event the Trustee shall exercise this right, the Trustee shall remain, at all times, responsible for the acts of an investment manager;

          (p) To purchase an insurance policy or an annuity to fund the benefits of the Plans; and

          (q) To do all other acts necessary or desirable for the proper administration of the Trust Fund, as if the Trustee were the absolute owner thereof. However, nothing in this Section 5 shall be construed to mean the Trustee assumes any responsibility for the performance of any investment made by the Trustee in its capacity as trustee under this Trust Agreement. Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests.

     6.   DISPOSITION OF INCOME:

          During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     7.   ACCOUNTING BY THE TRUSTEE:

          The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 120 days following the close of each calendar year and within 120 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     8.   RESPONSIBILITY OF THE TRUSTEE:

          (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like


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     capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given in writing by the Board of Directors which is contemplated by, and in conformity with, the terms of the relevant Plan or this Trust Agreement. In the event of a dispute between the Company and another party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

          (b) If the Trustee undertakes or defends any administrative, adversarial or other litigation or proceeding arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and the Company shall be primarily liable for such payments. The Company will, upon notice, pay monthly, in arrears, to or on behalf of the Trustee, all reasonable attorneys' fees and expenses incurred by the Trustee. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust without notice to any party.

          (c) Prior to a Change of Control, the Trustee may consult with legal counsel (who may also, but need not, be counsel for the Company) generally with respect to any of its duties or obligations hereunder at the Company's expense which, should it remain unpaid, may be paid from the Trust without notice to any party. Following a Change of Control, the Trustee shall select independent legal counsel and may consult with counsel or other persons with respect to its duties and with respect to the rights of Participants or their beneficiaries under the Plans. The Trustee shall incur no liability to any person for acting or refraining from acting in accordance with the advice of such counsel.

          (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder at the Company's expense which, should it remain unpaid, may be paid from the Trust without notice to any party. The Trustee shall incur no liability to any person for acting or refraining from acting in accordance with the advice of such agents, accountants, actuaries, investment advisors, financial consultants or other professionals.

          (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy. The Trustee shall not be liable for the failure or inability of an insurance company to pay the proceeds of any policy when due.


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          (f) The Company shall indemnify and hold the Trustee harmless from and against all loss or liability (including expenses and reasonable attorneys' fees), to which it may be subject by reason of its execution of its duties under this Trust, or by reason of any acts taken in good faith in accordance with any directions, or acts omitted in good faith due to absence of directions, from the Company or a Participant unless, and only to the extent, such loss or liability is due to the Trustee's negligence or willful misconduct.

          (g) The Company has represented to the Trustee that each Plan (i) is not subject to ERISA or (ii) qualifies as either (A) an excess benefit plan within the meaning of Section 4(b) of ERISA or (B) a "top-hat" plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, which is exempt from the provisions of Part 4 of Title I of ERISA. The Trustee is entering into this Trust Agreement in reliance upon the Company's representation. Accordingly, in the event that any Plan fails to meet one of the foregoing criteria then, notwithstanding any other provision of this Trust Agreement to the contrary, the Company will indemnify and hold the Trustee harmless from all liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that the Trustee incurs as a result of a breach of fiduciary duty under ERISA arising from any action taken, or omitted to be taken, by the Trustee in good faith in accordance with this Trust Agreement. In such event, the Company will, upon notice, pay monthly, in arrears to or on behalf of the Trustee, all reasonable attorneys' fees and expenses incurred by the Trustee. In the event that the Trustee is determined to have incurred any liability as a result of the Trustee's negligence or willful misconduct, the Trustee will promptly reimburse the Company for all legal fees and expenses paid by the Company to or on behalf of the Trustee.

          (h) In the event that the Trustee is named as a defendant in a lawsuit or proceeding involving any Plan or the Trust Fund, the Trustee shall be entitled to receive payments on a current basis pursuant to the indemnity provisions provided for in this Section 8; provided however, that if the final judgment entered in the lawsuit or proceeding holds that Trustee is guilty of negligence or willful misconduct with respect to the Trust Fund, the Trustee shall be required to refund the indemnity payments that it has received.

          (i) All releases and indemnities provided in this Trust Agreement shall survive the termination of this Trust Agreement. The Company shall indemnify and hold harmless the Trustee for any actions of a prior trustee.

     9.   COMPENSATION AND EXPENSES OF TRUSTEE:

          (a) The Trustee shall be entitled to reasonable compensation for its services as agreed upon between the Trustee and the Company and as set forth from time to time in Exhibit D attached hereto and incorporated herein by this reference. If the Trustee and the Company fail to agree upon a compensation


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     agreement, the Trustee shall be entitled to compensation at a rate equal to the rate charged by the Trustee for similar services rendered by it during the current fiscal year for other trusts similar to this Trust. The Trustee's compensation and expenses shall be paid by the Company. The Trustee is authorized to withdraw such amounts from the Trust Fund if the Company fails to pay such amounts within 60 days of presentation of a statement of the amounts due.

          (b) Upon the occurrence of an extraordinary event, such as a Change of Control, or any other matter which in the Trustee's discretion requires the Trustee to perform material services in addition to the Trustee's custodial and investment responsibilities under this Trust Agreement (an "Event"), the Trustee shall be entitled to an additional fee, as of the date of the Event, calculated as follows: (i) for administrative services related to the Event, a fee negotiated in good faith within 10 days of the Event, plus compensation at the Trustee's normal hourly rates for services not contemplated by the negotiated fee; and (ii) for investment management services, the applicable published fee schedule of the Trustee.

          (c) The Trustee is authorized to incur reasonable expenses in connection with the administration of the Trust, including, but not limited to, fees and expenses incurred pursuant to Section 8(c) and Section 8(d). Such expenses shall be paid by the Company. The Trustee is authorized to pay such amounts from the Trust Fund if the Company fails to pay them within 60 days of presentation of a statement of the amounts due.

     10.  RESIGNATION AND REMOVAL OF TRUSTEE:

          (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise; provided, however, that any such resignation shall be effective only after the appointment of a successor trustee.

          (b) The Trustee may be removed by the Company on 30 days' written notice or upon shorter written notice accepted by the Trustee prior to a Change of Control. Subsequent to a Change of Control, the Trustee may be removed by the Company only with the consent of a majority of the Participants.

          (c) If the Trustee resigns within two years after a Change of Control, the Company, or, if the Company fails to act within a reasonable period of time following such resignation, the Trustee shall apply to a court of competent jurisdiction for the appointment of a successor trustee or for instructions.

          (d) Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

          (e) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this Section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     11.  APPOINTMENT OF SUCCESSOR:

          (a) If the Trustee resigns or is removed in accordance with Section 10 hereof, the Company or the Trustee, as applicable, may appoint or apply to a court for appointment, subject to Section 10, of any independent third party national banking association with a market capitalization exceeding $100,000,000 to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have the rights and powers of the former trustee, including ownership rights in the Trust assets, upon transfer of same to the new trustee. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.

          (b) The successor trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor trustee shall not be responsible for, and the Company shall indemnify and defend the successor trustee from, any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

     12.  AMENDMENT OR TERMINATION:

          (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall (i) conflict with the terms of any Plan, (ii) make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof, (iii) cause the Trust not to qualify as a grantor trust, or
     (iv) be made to Section 13 during any Legal Defense Fund Period or to any provision of this Trust Agreement after the Trust has become irrevocable in accordance with Section 1(b) hereof, if, in either case, such amendment would, in the judgment of the Trustee, be adverse to the interests of any Participant.

          (b) The Trust shall not terminate until the date on which Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of any Plan and all liabilities have been satisfied. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company. Such remaining assets shall be paid by the Trustee to the Company in such amounts and in the manner instructed by the Company, whereupon the Trustee shall be released and discharged from all obligations hereunder. From and after the date of termination, and until final distribution of the Trust Fund, the Trustee shall continue to have all of the powers provided herein as are necessary or expedient for the orderly liquidation and distribution of the Trust Fund.

     13.  LEGAL DEFENSE FUND:

          (a) The Trustee shall establish within the Trust Fund a separate fund, hereinafter referred to as a "Legal Defense Fund." The Legal Defense Fund shall consist of such portions of the contributions to the Trust as the Company shall specify in writing at the time of contribution, together with all income, gains and losses and proceeds from the investment, reinvestment and sale thereof, less all payments therefrom and expenses charged thereto in accordance with the provisions of this Section 13. Subject to Section 3, the Legal Defense Fund shall be held and administered by the Trustee for the purpose of defraying the costs and expenses incurred by Participants and beneficiaries associated with the enforcement of their rights under any Plan by litigation or other legal action and the Trustee in performing its duties under this Section. Upon the initial contribution ("Legal Defense Fund Date") by the Company designated as constituting a part of the Legal Defense Fund, the portion of this Trust so designated, together with earnings allocable thereto, shall be held exclusively for use of the Legal Defense Fund for a period of not less than five years from the Legal Defense Fund Date ("Legal Defense Fund Period"). At each anniversary of the Legal Defense Fund Date, the Legal Defense Fund Period shall be extended for an additional year unless the Board has determined in good faith and the Trustee concurs in writing, that (i) no Change of Control has occurred or if such an event has occurred all Liabilities have been satisfied, (ii) at that time there is no Potential Change in Control Period, and (iii) if the Trust has become irrevocable pursuant to Section 1(b), all Liabilities have been satisfied.

          (b) The Legal Defense Fund shall be maintained and administered as a separate segregated amount; provided, however, that the assets of the Legal Defense Fund may be commingled with all other assets of the Trust, and with the assets of any other trust, solely for investment purposes.

          (c) If, at any time after a Change of Control or during a Potential Change of Control Period, legal proceedings are brought against the Trustee by the Company or another party seeking to invalidate any of the provisions of this Trust Agreement as they relate to the Trust, or seeking to enjoin the Trustee from paying any amounts from any trust or from taking any other action otherwise required or permitted to be taken by the Trustee under this Trust Agreement with respect to any trust, the Trustee shall take all steps that may be necessary in such proceeding to uphold the validity and enforceability of the provisions of this Trust Agreement as they relate to such trust. The Trustee shall be empowered to retain counsel and other appropriate experts, including actuaries and accountants, to assist it in making any determination under this Section 13. All costs and expenses incurred by the Trustee in connection with any such proceeding

     (including, without limitation, the payment of reasonable fees, costs and disbursements of any counsel, actuaries, accountants or other experts retained by the Trustee in connection with such proceeding) shall be charged to and paid from the Legal Defense Fund. To the extent the Trustee's legal fees and expenses exceed the amount available in the Legal Defense Fund, such fees and expenses shall be paid by the Trustee from the assets of the Trust Fund.

          (d) If, at any time after a Change of Control, a Participant or beneficiary notifies the Trustee in writing that the Company has refused to pay a claim asserted by such Participant or beneficiary under any Plan, the Participant or beneficiary ("Claimant") may demand payment from the Legal Defense Fund with respect to expenses incurred in connection with the initiation or defense of any litigation or other legal action by or against the Company or any director, officer, stockholder or other person affiliated with the Company with respect to such claim. Such demand shall be made in writing, by delivering to the Trustee, within 90 days of the date the Claimant incurs such expenses, (i) a certification signed by the Claimant that the Company is in default in paying its obligations under the Plan and (ii) itemizing in reasonable detail in a form acceptable to the Trustee the expenses payable by the Legal Defense Fund.

          (e) In the event that, on the date a Claimant's expenses are to be paid from the Legal Defense Fund, other expenses have been claimed but not yet paid and the aggregate amount of all claims exceeds the amount available in the Legal Defense Fund, the Company shall be obligated to make an additional contribution to the Legal Defense Fund. In the event the Company fails to make such additional contribution, the Trustee shall promptly advise the Claimant and shall only pay that portion of the amount of the claim to each Claimant determined by multiplying such Claimant's expenses by a fraction, the numerator of which is the amount held in the Legal Defense Fund and the denominator of which is the aggregate expenses claimed by all Claimants.

          (f) Notwithstanding any provision herein to the contrary, the Trustee shall be required to act under this Section only to the extent there are sufficient amounts available in the Legal Defense Fund to defray the costs and expenses the Trustee reasonably anticipates will be incurred in connection with such action.

          (g) The Company's Legal Defense Fund shall continue to be held and administered by the Trustee for the purposes described in this Section 13 until such time as all liabilities for benefits to which all Participants are entitled under all Plans shall have been paid in full to such Participants or their beneficiaries. Any balance then remaining in the Legal Defense Fund shall be distributed to the Company.

     14.  MISCELLANEOUS:

          (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          (b) Benefits payable to Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

          (d) This Trust Agreement shall be binding on, and the powers granted to the Company and the Trustee, respectively, shall be exercisable by the respective successors and assigns of the Company and the Trustee. Any corporation that succeeds to substantially all of the business of the Trustee by merger, consolidation, purchase or otherwise shall, upon succession and without appointment or other action by the Company, be and become successor Trustee hereunder. The Board may delegate any or all of its responsibilities or authority hereunder, or that of any of its members hereunder, to any officer of the Company by providing written notice to the Trustee of such delegation.

          (e) Any communication to the Trustee, including any notice, direction, designation, certification, order, instruction or objection, shall be in writing and signed by the person authorized under the Plan or the Trust Agreement that governs same. The Trustee shall be fully protected and indemnified by the Company in acting in accordance with such written communications. Any notice required or permitted to be given hereunder shall be deemed given if written and hand delivered, mailed, postage prepaid, certified mail, return receipt requested or transmitted by facsimile to the Company or the Trustee at the following address or such other address as a party may specify:

               (i) if to the Company:

                   Conoco Inc.
                   600 North Dairy Ashford
                   Houston, Texas  77079

                   Facsimile No.:  (281) 293-4105

                   Attn: Senior Vice President, Finance, and CFO

               (ii) If to the Trustee:

                    U. S. Trust Company, N.A.
                    515 S. Flower Street, Suite 2800
                    Los Angeles, CA 90071-2291

                    Facsimile No. (213) 488-1366

                    Attention:  Charles E. Wert

          (f) Any obligation of the Company and/or the Trust to pay the Trustee amounts pursuant to any provision of this Trust Agreement shall survive any amendment or termination hereof or the Trustee's resignation or removal.

     15.  DEFINITIONS:

          "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Trust Agreement.

          "ASSOCIATE" shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          "BENEFICIAL OWNER" shall mean, with reference to any securities, any Person if:

          (a) such Person or any of such Person's Affiliates and Associates, directly or indirectly, is the "beneficial owner" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Trust Agreement) such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subsection (a) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (ii) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

          (b) such Person or any of such Person's Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to "beneficially own," (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

          (c) such Person or any of such Person's Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, "voting" a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

          The terms "beneficially own" and "beneficially owning" shall have meanings that are correlative to this definition of the term "Beneficial Owner."

          "BOARD" or "BOARD OF DIRECTORS" shall mean the board of directors of the Company.

          "CHANGE OF CONTROL" shall mean any of the following occurring on or after the Effective Date of this Trust Agreement:

          (a) any Person (other than an Exempt Person) shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 20% or more of the shares of Common Stock or 20% or more of the combined voting power of the Voting Stock of the Company solely as a result of (i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition are satisfied;

          (b) individuals who, as of the Effective Date of this Trust Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date of this Trust Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest that is subject to the provisions of Rule 14a-11 under the Exchange Act;

          (c) the shareholders of the Company shall approve a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 70% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

          (d) the shareholders of the Company shall approve (i) a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii)(A), (B) and
     (C) of this subsection (d) are satisfied, or (ii) the sale or other disposition of all or substantially all of the assets of the

     Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 70% of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

          "CLAIMANT" shall mean "Claimant" as defined in Section 13(d) of the Agreement.

          "CODE" shall mean "Code" as defined in Section 1(c) of the Agreement.

          "COMMON STOCK" shall mean the Class A common stock, par value $.01 per share, of the Company and the Class B common stock, par value $.01 per share, of the Company.

          "COMPANY" shall mean "Company" as defined in the Recitals of the Agreement.

          "COMPENSATION COMMITTEE" shall mean the Compensation Committee of the Board of Directors.

          "EFFECTIVE DATE" shall mean "Effective Date" as defined in the Recitals of the Agreement.

          "ERISA" shall mean "ERISA" as defined in the Recitals of the Agreement.

          "EVENT" shall mean "Event" as defined in Section 9(b) of the Agreement.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "EXEMPT PERSON" shall mean any of the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

          "EXEMPT RIGHTS" shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of the Effective Date of the Trust Agreement or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

          "EXEMPT TRANSACTION" shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

          "INSOLVENT" shall mean "Insolvent" as defined in Section 3(a) of the Agreement.

          "IRS" shall mean "IRS" as defined in Section 2(f) of the Agreement.

          "LEGAL DEFENSE FUND" shall mean "Legal Defense Fund" as defined in
Section 13(a) of the Agreement.

          "LEGAL DEFENSE FUND DATE" shall mean "Legal Defense Fund Date" as defined in Section 13(a) of the Agreement.

          "LEGAL DEFENSE FUND PERIOD" shall mean "Legal Defense Fund Period" as defined in Section 13(a) of the Agreement.

          "LIABILITIES" shall mean the aggregate benefits and other amounts paid or payable under the Plans computed in accordance with the methodologies applicable under Exhibit B.

          "PARTICIPANTS" shall mean "Participants" as defined in the Recitals of the Agreement.

          "PAYMENT SCHEDULE" shall mean "Payment Schedule" as defined in Section 2(a) of the Agreement.

          "PERSON" shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

          "PLAN" or "PLANS" shall mean "Plan" or "Plans" as defined in the Recitals of the Agreement.

          "POTENTIAL CHANGE OF CONTROL" shall mean the occurrence of any of the following events (but no event other than the following events), except as otherwise provided below:

          (a) a tender offer or exchange offer is commenced by any Person which, if consummated, would constitute a Change of Control;

          (b) an agreement is entered into by the Company providing for a transaction which, if consummated, would constitute a Change of Control;

          (c) any election contest is commenced that is subject to the provisions of Rule 14a-11 under the Exchange Act; or

          (d) any proposal is made, or any other event or transaction occurs or is continuing, which the Board determines could result in a Change of Control.

          "POTENTIAL CHANGE OF CONTROL PERIOD" shall mean a period commencing on the date of a Potential Change of Control and ending on the date that the Board of Directors determines in good faith that a Change of Control is unlikely to occur by reason of the event that constituted the Potential Change of Control; provided, that in no event shall the Potential Change of Control Period be less than one year from the date of the Potential Change of Control.

          "PERSON" shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

          "TRUST" shall mean "Trust" as defined in the Recitals of the Agreement.

          "TRUST AGREEMENT" shall mean "Trust Agreement" as defined in the Recitals of the Agreement.

          "TRUST FUND" shall mean "Trust Fund" as defined in Section 1(d) of the Agreement.

          "TRUSTEE" shall mean "Trustee" as defined in the Recitals of the Agreement.

          "VOTING STOCK" shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).

     16.  EFFECTIVE DATE:

          The effective date of this Trust Agreement shall be December 17, 1999.

          IN WITNESS WHEREOF, the Company and the Trustee have signed this Trust Agreement as of the date first written above.

                                 CONOCO INC.



                                 By    /s/ R.W. Goldman
                                    --------------------------------------------
                                     R. W. Goldman
                                     Senior Vice President, Finance, and
                                     Chief Financial Officer


                                 U.S. TRUST COMPANY, NATIONAL ASSOCIATION



                                 By:    /s/ Charles E. Wert
                                    --------------------------------------------
                                 Title: Executive Vice President
                                        ----------------------------------------

                                    EXHIBIT A

                                  COVERED PLANS


Conoco Inc. Deferred Variable Compensation Plan

Conoco Inc. Salary Deferral & Savings Restoration Plan

Retirement Restoration Plan I of Conoco Inc.

Retirement Restoration Plan II of Conoco Inc.

                                    EXHIBIT B

                               LIABILITY VALUATION

          The aggregate benefits and other amounts paid or payable under the Plans shall be determined under the following methodology:

I.   Retirement Restoration Plan I and Retirement Restoration Plan II of Conoco
     Inc.

     (A)  The Liabilities shall be the sum of:

          (1) 110% of the total amount that would be immediately payable as a lump sum to participants eligible for early/normal retirement as of the date liabilities are being determined, plus

          (2) the present value of the total amount that would be payable as a lump sum at the earliest age a participant not yet eligible for early retirement would become eligible for at early retirement, assuming each such employee continues employment until eligible for early retirement and pay increases by 3% per year, plus

          (3) the present value of remaining installment payments to former employees.

     (B) For purposes of this section I, the provisions of the Retirement Plan of Conoco Inc, the Retirement Restoration Plans I and II of Conoco Inc, and I.R.C. Section 401(a)(17) and 415, shall be applied as they exist on the date Liabilities are being determined. "Present value" shall be determined using the actuarial assumptions defined in Section 1(44) of the Retirement Plan of Conoco Inc.

II. The Thrift Restoration Plan of Conoco Inc. and the Global Variable Compensation (GVC) Deferral Plan of Conoco Inc.

     The Liabilities shall be the sum of all account balances as of the date Liabilities are being determined.

                                    EXHIBIT C

                              INVESTMENT GUIDELINES

          Until further written notice to the Trustee, the investment authority given the Trustee pursuant to Article 5 shall be subject to the following limitations:

     1.   FOR INVESTMENTS MADE PURSUANT TO SECTION 5(A):

          o investments with corporate issuers are limited to those with Moody's or Standard & Poor's ratings of "A1/P1, AA" or better;

          o the amount that can be invested with any one issuer shall be no more than 5% of the total trust portfolio and 10% of the issuer's total issued amount;

          o investment in life insurance policies and annuity contracts shall be limited to those insurance companies rated "A" or better by A.M. Best; and

          o investments in real property shall be diversified geographically and by property type.

     2. FOR INVESTMENTS MADE PURSUANT TO SECTION 5(B), INCLUDING INVESTMENTS WITH THE COMMERCIAL DEPARTMENT OF THE TRUSTEE:

          o authorized banks are limited to those with the highest two ratings categories by Fitch IBCA or Thomson Bankwatch; and

          o the amount that can be invested with any one bank shall be no more than 10% of the bank's stockholder's equity.

     3.   FOR INVESTMENTS MADE PURSUANT TO SECTION 5(P):

          o authorized insurance companies are limited to those rated "A" or better by A.M. Best.

                                    EXHIBIT D

                              TRUSTEE COMPENSATION


This fee schedule is applicable for U.S. Trust Company, N.A. to provide fiduciary services for the above-referenced Rabbi Trust. Assets are held in custody whereby investments are directed by the Trustee or Investment Advisor chosen by the Trustee. Account fees are calculated on an annual basis and billed in arrears on a quarterly basis in accordance with the following schedule:

     INITIAL SET-UP FEE:                                              $ 7,500.00

     ANNUAL FEE (BASED ON MARKET VALUE OF ASSETS):
     -APPLICABLE TO ALL ASSETS, EXCLUSIVE OF INSURANCE POLICIES

          Minimum Annual Fee:                                         $15,000.00

          Or .20% on $7,500,000 to $20,000,000
               and .15% on the remaining balance

     TRANSACTION CHARGES:

          For each receipt or delivery of a security, whether free    $    35.00
               or against payment (except when opening accounts)
          Benefit Payments:
               Single Lump Sum                                        $     7.50
               Periodic Disbursements                                 $     3.00
          Earmarked or Separate Trusts (per account)                  $ 1,000.00
          Fiduciary Income Tax Returns (minimum)                      $   750.00

     TERMINATION FEE: Reasonable, but in no event to exceed 50% of the Annual
     Fee.

     EXTRAORDINARY SERVICES: Upon the occurrence of an extraordinary event, such as a Change in Control as defined in the Trust Agreement, or any other matter which in the Trustee's discretion requires the Trustee to perform material services in addition to the Trustee's custodial and investment responsibilities under the Trust Agreement (an "Event"), the Trustee shall be entitled to an additional fee, as of the date of the Event, calculated as follows: (a) for administrative services related to the Event, a fee negotiated in good faith within ten (10) days of the Event, plus compensation at U.S. Trust's normal hourly rates for services and out of pocket expenses not contemplated by the negotiated fee; and (b) for investment management services, the applicable published U.S. Trust fee schedule.

     In addition, the Trustee shall be reimbursed for the reasonable fees and expenses of its counsel or other expert required to be engaged by the Trustee. Such amounts shall be paid by the Company to the Trustee within thirty days of billing, provided that if timely payment is not made, the Trustee may discharge any such obligation out of Trust assets, regardless of whether the Trust is then fully funded. In the event of the termination of the Trust or the removal or resignation of the Trustee, the Trustee shall be entitled to withhold out of Trust assets all amounts due under this paragraph. This paragraph shall supersede any conflicting provision of the Trust Agreement or the Plans.